SUB-ITEM 77I(B):  TERMS OF NEW OR
AMENDED SECURITIES

77I(b) - Attached is the Class A Shares
Exhibit to the Multiple Class Plan of
Federated Short-Term Municipal Trust.
The information contained in the attached
Exhibit serves as the description of Class
A Shares as required by this Item.


CLASS A SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
1.	Separate Arrangement And
Expense Allocation
For purposes of Rule 18f-3 under
the Act, the basic distribution and
shareholder servicing arrangement of
the Class A Shares will consist of
sales and shareholder servicing by
financial intermediaries in consideration
of the payment of a portion of the applicable
sales load ("dealer reallowance")and a
shareholder service fee. When indicated on the
Schedule to this Exhibit, the principal underwriter
and financial intermediaries may also receive
payments for distribution and/or administrative
services under a 12b-1 Plan. In connection with
this basic arrangement, Class A Shares will bear
the following fees and expenses:
Fees and Expenses	Maximum Amount Allocated
Class A SharesSales Load	Up to 5.5% of the
public offering price
Contingent Deferred
Sales Charge ("CDSC")	0.00%
Shareholder Service Fee	Up to 25 basis points
(0.25%) of the average daily net asset value
12b-1 Fee	As set forth in the attached
ScheduleRedemption Fee	As set forth in the
attached Schedule Other Expenses
Itemized expenses incurred by the Fund with
respect to holders of Class A
Shares as described in Section 3 of the Plan
2.	Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class A Shares
have the following conversion rights and exchange
privileges at the election of the shareholder:
Conversion Rights:	None
Exchange Privilege:	Class A Shares may be
exchanged for Class A Shares of any other Fund
Such Funds will include the Class A Shares of the MDT Funds effective upon
Federated Investors Inc.'s acquisition of a majority of the limited liability interests in the investment adviser to the MDT
Funds, MDTA LLC.In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



3.	Exceptions to Basic Arrangements
For purposes of Rules 22d-1 and 6c-10 under
the Act, unless otherwise specified on the
Schedule to this Exhibit, the
scheduled variations in sales loads and
contingent deferred sales charges are as follows:
(A)	BASIC SALES LOAD SCHEDULE
The basic schedule of sales loads for Class A
Shares of Funds so designated on the Schedule to this
Exhibit is as follows:
Purchase Amount	Sales Load as a Percentage of
	Public Offering Price
Less than $50,000	5.50%
$50,000 but less than $100,000	4.50%
$100,000 but less than $250,000	3.75%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%
(B)	FIXED INCOME SALES LOAD SCHEDULE
The schedule of sales loads for Class A Shares of
Funds so designated on the Schedule to this Exhibit
is as follows:
Purchase Amount	Sales Charge as a Percentage of
	Public Offering Price
Less than $100,000 	4.50%
$100,000 but less than $250,000 	3.75%
$250,000 but less than $500,000 	2.50%
$500,000 but less than $1 million 	2.00%
$1 million or greater	0.00%
(C)	MODIFIED FIXED INCOME SALES LOAD SCHEDULE
The schedule of sales loads for Class A Shares of
Funds so designated on the Schedule to this Exhibit
is as follows:
Purchase Amount	Sales Charge as a Percentage of
	Public Offering Price
Less than $1 million	1.00%
$1 million or greater	0.00%


(D)	MONEY MARKET LOAD SCHEDULE
The Schedule of sales loads for Class A Shares of
Funds so designated on the Schedule to this Exhibit
is as follows:
	Purchase Amount	Sales Charge as a Percentage of
		Public Offering Price
	All purchases	0.00%
(E)	ULTRASHORT BOND LOAD SCHEDULE
The Schedule of sales loads for Class A Shares of Funds
 so designated on the Schedule to this Exhibit is as
follows:
Purchase Amount	Sales Charge as a Percentage of
	Public Offering Price
Less than $50,000	2.00%
$50,000 but less than $100,000	1.75%
$100,000 but less than $250,000	1.50%
$250,000 +	0.00%
 (F)	MICHIGAN INTERMEDIATE MUNICIPAL TRUST LOAD SCHEDULE
Purchase Amount	Sales Charge as a Percentage of
	Public Offering Price
Less than $50,000	3.00%
$50,000 but less than $100,000	2.50%
$100,000 but less than $250,000	2.00%
$250,000 but less than $500,000	1.50%
$500,000 but less than $1 million	1.00%
$1 million or greater	0.00%
 (G)	"LARGE TICKET" PURCHASES
Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A
Shares shall receive from the principal underwriter an advance commission equal to
75 basis points (0.75%) of the public offering price.
In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A
Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of (x) the purchase price of the Class A
Shares or (y) the redemption price of the Class A
Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.


(H)	REDUCING OR ELIMINATING THE SALES LOAD
Contingent upon notification to the Fund's principal
underwriter or transfer agent, in applying the
exceptions set forth in this Section 3, the purchase
amount shall take into account:
*	Discounts achieved by combining concurrent
purchases of and/or current investment in Class
A, Class B, Class C, Class F, and Class K Shares,
made or held by (or on behalf of) the
investor, the investor's spouse, and the investor's
children under age 21 (regardless of
whether the purchases or investments are made or
held directly or through an investment
professional or through a single-participant
retirement account); provided that such purchases
and investments can be linked using tax identification
numbers (TINs), social security
numbers (SSNs), or Broker Identification Numbers
(BINs); and
*	Letters of intent to purchase a certain
amount of Class A Shares within a thirteen month
period.
 (I)	WAIVER OF SALES LOAD
	Contingent upon notification to the
Fund's principal underwriter or transfer agent,
no sales load shall be assessed on
purchases of Class A Shares made:
*	within 120 days of redeeming shares of
an equal or greater amount;
*	through a financial intermediary that
did not receive a dealer reallowance on the purchase;
*	with reinvested dividends or capital gains;
*	by shareholders who originally became
shareholders of a Fund pursuant to the terms of
an agreement
and plan of reorganization which permits the
shareholders to acquire shares at net asset value;
*	by Federated Life Members (Federated
shareholders who originally were issued shares
through the
"Liberty Account", which was an account for
the Liberty Family of Funds on February 28, 1987,
or who invested through an affinity group prior
to August 1, 1987, into the Liberty Account);
*	by Directors, Trustees, employees, former
employees and sales representatives of the Fund, the
Adviser, the principal underwriter and their
affiliates, employees of any investment professional
that sells Shares according to a sales agreement
with the principal underwriter, by the immediate family
members of the above persons, and by trusts, pension
or profit-sharing plans for the above persons; and
*	pursuant to the exchange privilege.
(J)	WAIVER OF CONTINGENT DEFFERED SALES CHARGE
ON LARGE-TICKET PURCHASES
Contingent upon notification to the Fund's principal
underwriter or transfer agent, the 75 basis point
(0.75%) CDSC applicable in connection with the
"large-ticket" purchase program described above,
will not be imposed on redemptions:
*	Following the death of the last surviving
shareholder or post-purchase disability, as defined in
Section 72(m)(7) of the Internal Revenue Code of 1986;
*	representing minimum required distributions
from an Individual Retirement Account or other
retirement plan to a shareholder who has attained
the age of 70 1/2;
*	of Shares that were reinvested within
120 days of a previous redemption;
*	of Shares held by the by Directors,
Trustees, employees, former employees and
sales representatives of
the Fund, the Adviser, the principal underwriter
and their affiliates, employees of any investment
professional that sells Shares according to a sales
agreement with the principal underwriter, by the
immediate family members of the above persons,
and by trusts, pension or profit-sharing plans for the
above persons;
*	of Shares purchased through a financial
intermediary that did not receive an advance commission on
the purchase;
*	of Shares purchased with reinvested
dividends or capital gains;
*	imposed by the Fund when it closes an
account for not meeting the minimum balance requirements;
and
*	of Shares which were purchased pursuant
to an exchange privilege if the Shares were held for the
applicable CDSC holding period.
4.	SPECIAL OFFER PROGRAM
   [NOTE: The 30 month CDSC period connected
with of this program expired in September of 2002]
During the Special Offer Program which took
place in March, 2000, the sales load was waived
on purchases of
Class A Shares of Federated Aggressive Growth Fund,
Federated Communications Technology Fund, Federated
Large Cap Growth Fund, and Federated International
Small Company Fund (the "Special Offer Funds").
Instead, the principal underwriter paid an advance
commission of 2.00% of the offering price of the Special
Offer Funds to intermediaries participating in the
Special Offer Program.  Class A Shares purchased
through this
Special Offer were subject to a CDSC of 2.00% on
redemptions which occurred within 30 months after the
purchase, which amount was to be paid to the principal
underwriter in consideration for advancing the
commission to intermediaries.  Class A Shares of the
Special Offer Funds purchased during the Special Offer
Program could be exchanged with Class A Shares of other
Special Offer Funds with no imposition of a sales
load or CDSC fee.  Class A Shares of the Special Offer
Funds purchased during the Special Offer Program
which were exchanged for Class A Shares of other Funds
during the 30 month CDSC period incurred the CDSC
fee upon redemption.  However, no sales load was charged
for such an exchange
5.	Redemption Fee
For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class A Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.
A Fund shall waive any redemption fee with respect to
(i) non-participant directed redemptions or exchanges involving Class A Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal
Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section
457 of the Code; and (ii) redemptions or exchanges involving Class A Shares held in plans administered as college savings programs under Section 529 of the Code.


SCHEDULE OF FUNDS
OFFERING CLASS A SHARES
The Funds set forth on this Schedule each offer Class
 A Shares on the terms set forth in the Class A Shares
Exhibit to the Multiple Class Plan, in each case as
indicated below.  The 12b-1 fees indicated are the
maximum amounts authorized based on the average daily
net asset value.
Actual amounts accrued may be less.
1.	CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE
Multiple Class Company	12b-1	Redemption
	Series	Fee	Fee
Federated American Leaders Fund, Inc.	None	None
Federated Equity Funds
	Federated Capital Appreciation Fund	0.25%	None
	Federated Kaufmann Fund	0.25%	None
	Federated Kaufmann Small Cap Fund	0.25%	None
	Federated Large Cap Growth Fund	0.25%	None
	Federated Market Opportunity Fund	0.25%	None
	Federated Mid-Cap Growth Strategies Fund	None	None
	Federated Strategic Value Fund	0.25%	None
	Federated Technology Fund	0.25%	None
Federated Equity Income Fund, Inc.	0.50%	None
Federated Income Securities Trust
	Federated Capital Income Fund	None	None
	Federated Muni and Stock Advantage Fund	0.25%	None
	Federated Real Return Bond Fund	0.25%	None
Federated International Series, Inc.
	Federated International Equity Fund	None	2% on shares
			redeemed or
			exchanged within
			30 days of
			purchase
Federated Managed Allocation Portfolios
	Federated Balanced Allocation Fund	0.25%	None
	Federated Target ETF Fund 2015	0.25%	None
	Federated Target ETF Fund 2025	0.25%	None
	Federated Target ETF Fund 2035	0.25%	None
Federated Stock and Bond Fund, Inc.	None	None
Federated World Investment Series, Inc.
	Federated International Capital Appreciation Fund 	0.25%	2% on shares
			redeemed or
			exchanged within
			30 days of
			purchase
	Federated International High Income Fund	0.25%	None
	Federated International Small Company Fund	0.25%	2% on shares
			redeemed or
			exchanged within
			30 days of
			purchase


	Federated International Value Fund	0.25%	2% on shares
			redeemed or
			exchanged within
			30 days of
			purchase
2.  CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE
Multiple Class Company	12b-1	Redemption
	Series	Fee	Fee
Federated Fixed Income Securities, Inc.
	Federated Strategic Income Fund	None	None
Federated Government Income Securities, Inc.	0.25%	None
Federated High Income Bond Fund, Inc.	None	2% on shares
			redeemed or
			exchanged within
			90 days of
			purchase
Federated Income Securities Trust
	Federated Fund for U.S. Government Securities	None	None
Federated International Series, Inc.
	Federated International Bond Fund	0.25%	None
Federated Investment Series Funds, Inc.
	Federated Bond Fund	0.25%	None
Federated Municipal High Yield Advantage Fund, Inc.	0.25%	None
Federated Municipal Securities Fund, Inc.	None	None
Federated Municipal Securities Income Trust
	Federated California Municipal Income Fund	0.25%	None
	Federated Municipal High Yield Advantage Fund	0.25%	None
	Federated New York Municipal Income Fund	0.25%	None
	Federated North Carolina Municipal Income Fund	0.25%	None
	Federated Pennsylvania Municipal Income Fund	0.40%	None
	Federated Vermont Municipal Income Fund	0.25%	None
Federated Total Return Series, Inc.
	Federated Total Return Bond Fund	0.25%	None


3.  Class A Shares Subject to the MODIFIED FIXED INCOME Sales Load Schedule
Multiple Class Company	12b-1	Redemption
	Series	Fee	Fee
Federated Fixed Income Securities, Inc.
	Federated Limited Term Municipal Fund	0.25%	None
Federated Income Securities Trust
	Federated Short-Term Income Fund	0.25%	None
Federated Short Term Municipal Trust	0.25%	None
4.	Class A Shares Subject to the Money Market Load Schedule
Multiple Class Company	12b-1	Redemption
	Series	Fee	Fee
Money Market Obligations Trust
	Liberty U.S. Government Money Market Trust	None	None
5.	Class A Shares Subject to the Ultrashort Bond Load Schedule
Multiple Class Company	12b-1	Redemption
	Series	Fee	Fee
Federated Fixed Income Securities, Inc.
	Federated Municipal Ultrashort Fund	0.25%	None
Federated Institutional Trust
	Federated Government Ultrashort Duration Fund	0.25%	None
Federated Total Return Series, Inc.
	Federated Ultrashort Bond Fund	0.30%	None
6.	CLASS A SHARES SUBJECT TO THE MICHIGAN INTERMEDIATE MUNICIPAL TRUST LOAD
SCHEDULE
Multiple Class Company	12b-1	Redemption
	Series	Fee	Fee
Federated Municipal Securities Income Trust
	Federated Michigan Intermediate Municipal Trust	None	None
7.	Class A Shares Not Participating in the Large Ticket Purchase Program
Multiple Class Company	Series
Federated Fixed Income Securities, Inc.	Federated Municipal Ultrashort Fund
Federated Institutional Trust	Federated Government Ultrashort Duration Fund
Federated Total Return Series, Inc.	Federated Ultrashort Bond Fund